VIRTUAL TECHNOLOGIES, INC.
7309 East Stetson Drive, Suite #102
Scottsdale, AZ  85251
Tel: (602) 947-6366  Fax: (602) 947-6324

November 24, 1997

Dominion Capital Pty. Ltd.
3 Hewitt Street
Cheltenham 3192
Victoria, Australia

Attention:  Mr. Peter Voss, President & Managing Director

Dear Sir:

Re:               Amendment Agreement Dated November 24, 1997
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Pursuant to an Acquisition  Agreement (the  "Agreement")  dated November 4, 1996 between Virtual Technologies, Inc., (the "Buyer") and Dominion Capital Pty. Ltd., (the "Seller") the Buyer acquired the exclusive sales, distribution, marketing and manufacturing rights for the Solpower product, SOLTRON, for the United States, Mexico and Canada.

The Buyer and the Seller effective this 24th day of November 1997 have agreed to amend the Agreement by making the following deletions, additions and changes:

1.     The following words be added to the RECITALS after the first sentence:

              "SOLTRON BEING DEFINED AS A MIXTURE OF 1(ONE) PART SOLTRON ENZYME CONCENTRATE AND 10 (TEN) PARTS KEROSENE."

2.     By deletion of ITEMS 2B, 2C and 2D and that the  following be replaced as
       ITEM 2B:

              "BASED SOLELY ON THE GROSS SALES FIGURES OF THE SOLPOWER PRODUCT SOLTRON IN THE NORTH AMERICAN MARKET, BUYER SHALL OFFER STOCK OPTIONS TO BE ISSUED IN THE NAME OF THE SELLER AND/OR ITS NOMINEES AND PAY PERFORMANCE BONUSES, AS FOLLOWS:

       (i) IF GROSS SALES FOR THE PRODUCT EQUALING $10,000,000 (TEN MILLION DOLLARS), THE SELLER HAS THE OPTION TO PURCHASE 100,000 (ONE HUNDRED THOUSAND) SHARES OF COMMON STOCK AT $2.50 (TWO DOLLARS AND FIFTY CENTS) PER SHARE, PLUS A CASH PERFORMANCE BONUS OF $400,000 (FOUR HUNDRED THOUSAND DOLLARS).

       (ii) IF GROSS SALES FOR THE PRODUCT EQUALING $20,000,000 (TWENTY MILLION DOLLARS), THE SELLER HAS THE OPTION TO PURCHASE 150,000 (ONE HUNDRED AND FIFTY THOUSAND) SHARES OF COMMON STOCK AT $3.50 (THREE DOLLARS AND FIFTY CENTS) PER SHARE, PLUS A CASH PERFORMANCE BONUS OF $400,000 (FOUR HUNDRED THOUSAND DOLLARS).

       (iii) IF GROSS SALES FOR THE PRODUCT EQUALING $50,000,000 (FIFTY MILLION DOLLARS), THE SELLER HAS THE OPTION TO PURCHASE 250,000 (TWO HUNDRED AND FIFTY THOUSAND) SHARES OF COMMON STOCK AT $4.50 (FOUR DOLLARS AND FIFTY CENTS) PER SHARE, PLUS A CASH PERFORMANCE BONUS OF $500,000 (FIVE HUNDRED THOUSAND DOLLARS).

       (iv) IF GROSS SALES FOR THE PRODUCT EQUALING $100,000,000 (ONE HUNDRED MILLION DOLLARS), THE SELLER HAS THE OPTION TO PURCHASE 250,000 (TWO HUNDRED AND FIFTY THOUSAND) SHARES OF COMMON STOCK AT $5.00 (FIVE DOLLARS) PER SHARE, PLUS A CASH PERFORMANCE BONUS OF $1,000,000 (ONE MILLION DOLLARS)."

3. That ITEM 4 be amended by adding the following words after the first sentence:

              "THE BUYER SHALL HAVE THE OPTION TO EXTEND THE TERM OF THIS AGREEMENT FOR AN ADDITIONAL PERIOD OF 5 (FIVE) YEARS."


The Buyer and Seller have executed this Amendment Agreement as of the date first set forth above.


VIRTUAL TECHNOLOGIES, INC.                            DOMINION CAPITAL PTY. LTD.


/s/ Naoya Yoshikawa                                   /s/ Peter Voss
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By: Naoya Yoshikawa                                        By: Peter Voss


WITNESSED:




By: /s/ James H. Hirst   on this 17th  day of December, 1997.
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